As filed with the Securities and Exchange Commission on September 21, 2000
                                                    Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                            RSL COMMUNICATIONS, LTD.
             (Exact name of registrant as specified in its charter)

          BERMUDA                     4813                        N/A
      (State or other           (Primary Standard          (I.R.S. Employer
      jurisdiction of              Industrial             Identification No.)
     incorporation or          Classification Code
       organization)                 Number)

                            RSL COMMUNICATIONS, LTD.
                                 CLARENDON HOUSE
                                  CHURCH STREET
                                 HAMILTON HM CX
                                     BERMUDA
                               PHONE: 441 295-2832
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                PAUL B. DOMORSKI
                       PRESIDENT & CHIEF EXECUTIVE OFFICER
                      RSL COMMUNICATIONS, N. AMERICA, INC.
                               810 SEVENTH AVENUE
                               NEW YORK, NY 10153
                    PHONE: (212) 445-7400 FAX: (212) 445-7531
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                            GEORGE E.B. MAGUIRE, ESQ.
                              DEBEVOISE & PLIMPTON
                                875 THIRD AVENUE
                               NEW YORK, NY 10022
                    PHONE: (212) 909-6072 FAX: (212) 909-6836

      Approximate date of commencement of proposed sale to the public: From time to time, or at one time, after the effective date of this registration statement as the selling stockholders (defined in the prospectus) determine.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                         Proposed      Proposed
                                          Maximum      Maximum
 Title of Each Class of                  Offering     Aggregate     Amount of
    Securities to be     Amount to be    Price per     Offering   Registration
       Registered         Registered   Share (1)(2)   Price (2)      Fee (3)
--------------------------------------------------------------------------------
Class A Common Shares,     3,500,000      $3.5938    $12,578,300    $3,320.67
par value $0.00457,
issued to the Selling
Shareholders (as
defined in the
prospectus)
--------------------------------------------------------------------------------

(1) The Selling Shareholders will determine the proposed maximum initial offering price per share.

(2) Estimated solely for the purpose of calculating the registration fee, based on the closing price for shares of the Class A common shares on September 19, 2000.

(3) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURSDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2000
P R O S P E C T U S

                            RSL COMMUNICATIONS, LTD.

                         3,500,000 Class A Common Shares

      This prospectus applies to:

o Class A common shares of some of our shareholders who have the right to have us register their Class A common shares for resale by them ("Existing Shareholders"); and

o Class A common shares we issued to minority shareholders ("Minority Interestholders") of some of our subsidiaries who had the right to exchange shares of subsidiaries' stock for our Class A common shares ("Roll-Up Rights") and have the right to have us register these Class A common shares for resale by them.

      From time to time, any of the Existing Shareholders and the Minority Interestholders (together, the "Selling Shareholders") may offer and sell the Class A common shares described above at prices they determine. We will not sell any shares ourselves under this prospectus.

      The Selling Shareholders may sell the shares directly to investors, or to or through agents, dealers, or brokers. See "Plan of Distribution."

      Before making your investment decisions, carefully read this prospectus.

      Our Class A common shares are listed on The Nasdaq Stock Market under the trading symbol "RSLC."

      Our headquarters are located at Clarendon House, Church Street, Hamilton HM CX, phone 441 295-2832. We also maintain executive offices for some of our operations at 810 Seventh Avenue, 39th Floor, New York, New York 10153.

      Investing in the shares involves risks. See "Risk Factors" beginning on page 3.

      Neither the SEC nor any state securities commission has approved or disapproved of these shares or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is   , 2000.

                                TABLE OF CONTENTS

                                                                            PAGE

RISK FACTORS.................................................................3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................4

ABOUT OUR COMPANY............................................................5

SELLING SHAREHOLDERS.........................................................6

USE OF PROCEEDS..............................................................6

DESCRIPTION OF CAPITAL STOCK.................................................7

PLAN OF DISTRIBUTION........................................................12

LEGAL MATTERS...............................................................13

EXPERTS.....................................................................13

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES...........................13

WHERE YOU CAN FIND MORE INFORMATION.........................................14

INCORPORATION OF INFORMATION WE FILE WITH THE SEC...........................14

INDEMNIFICATION.............................................................15

                                  RISK FACTORS

      Investing in our Class A common shares involves risks. Some risks relate to matters that, if they occurred, could be substantial and adversely affect our business, financial condition or results of operations. Before buying shares, carefully consider the following information on these risks, together with the other information in this prospectus, Annual Report for the year ended December 31, 1999, as amended, filed on Form 10-K/A (including the risk factors applying to our business in general) and other documents filed with the SEC and incorporated in this prospectus by reference.

Sales, or the availability for sale, of substantial amounts of Class A common shares could adversely affect the market price of the Class A common shares.

      Sales of substantial amounts of Class A common shares in the public market, and the availability of shares for future sale, could adversely affect the market price of the Class A common shares and impair our ability to raise capital through offerings of our equity securities. Class A common shares available for future sale include such shares issuable upon:

      o     converting shares of preferred stock or Class B common shares; or

      o exercising outstanding options, warrants or other rights to acquire shares of Class A common shares.

We have not paid dividends on our common shares, and do not intend to pay dividends in the foreseeable future. Also, our ability to pay cash dividends may be limited by the terms of our debt facilities and under Bermuda law.

      We have never paid dividends on common shares, and do not anticipate doing so in the foreseeable future. Also, our ability to declare and pay dividends is limited by:

      o our debt facilities and the trust indentures governing our outstanding debt securities; and

      o Bermuda law (which generally limits dividends to the amount of our "surplus").

If we or any of our foreign subsidiaries were deemed to be a foreign personal holding company or passive foreign investment company, our US shareholders could be adversely affected.

      To the extent consistent with other business goals, we will seek to manage our affairs (and our subsidiaries' affairs) so that neither we (nor any of our foreign corporate subsidiaries) will be, under the US Internal Revenue Code of 1986, as amended:

      o     a passive foreign investment company ("PFIC"); or

      o once we (or such a subsidiary) become profitable, a foreign personal holding company ("FPHC").

      If we were a PFIC, each US holder of our stock (or any warrants to purchase our stock, or debt securities convertible or exchangeable into our stock) would, upon certain distributions by us, or upon disposing of these securities at a gain, be liable to pay tax at the then prevailing rates on ordinary income plus an interest charge, generally as if the distribution or gain had been recognized ratably over the US holder's holding period (for PFIC purposes) for those securities. However, a US holder of our stock may be able to make:

      o a "qualified electing fund" election so that, instead, the holder includes in the holder's income each year a pro rata share of our ordinary earnings and net capital gain. (US holders of warrants to purchase our stock, or debt securities convertible or exchangeable into our stock, may not make this election.)

      o a mark-to-market election so that the holder includes as ordinary income (or deducts from ordinary income) annual increases (or decreases) in share value by marking-to-market the value of the shares at the end of each year.

      If we (or any such subsidiary) were a FPHC, any of our (or our foreign corporate subsidiaries') undistributed foreign personal holding company income (generally, the taxable income, with certain adjustments) would be included in the income of our US shareholders as a dividend on a pro rata basis.

      While we intend to manage our affairs (and the affairs of our corporate subsidiaries) to avoid PFIC status (or, once profitable, FPHC status) to the extent consistent with our other business goals, we cannot assure you that we will succeed in doing so.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Any statements in this prospectus (or incorporated herein by reference) about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this document. The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in the forward-looking statements made in this document. Among the key factors that have a direct bearing on our results of operation are:

      o     general economic and business conditions;

      o     changes in political, social and economic conditions;

      o     changes in, or failure to comply with, government regulations;

      o     deregulation of the telecommunications market;

      o changes in marketing and technology in the telecommunications industry;

      o     competition in the telecommunications industry;

      o     general risks of the telecommunications industry;

      o     success of acquisition and operating initiatives;

      o     management of growth; and

      o     availability, terms and deployment of capital.

      These factors and the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements we make. You should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict them. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

      For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see the section in this prospectus entitled "Risk Factors" as well as the section entitled "Risk Factors" in our Annual Report for the year ended December 31, 1999, as amended, filed on Form 10-K/A and incorporated in this prospectus by reference. You should carefully consider the information discussed in those sections. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in or incorporated by reference in this offering circular might not occur.

      Throughout this prospectus (or incorporated by reference herein) we have used industry data obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of that information is not guaranteed. Although these data have been correctly reproduced in this prospectus (or incorporated by reference herein) from the internal surveys, market research, publicly available information and industry publications, we have not independently verified the data.

                                ABOUT OUR COMPANY

      We are a growing facilities-based communications company that provides a broad range of voice, data/Internet and value-added products and service solutions primarily to small and medium-sized businesses and residential customers in selected markets around the globe.

      We have built a local presence and currently have revenue-generating operations in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Italy, Luxembourg, Mexico, the Netherlands, New Zealand, Portugal, Spain, Sweden, Switzerland, the United Kingdom, the United States and Venezuela.

      Through our subsidiary, deltathree.com, we also own and operate a privately-managed Internet Protocol (IP) telephony network with 107 points of presence in over 40 countries around the world.

      Over our network, we currently offer, or are in the process of launching, in selected markets various voice, data/Internet and value-added services, including:

           Voice                  Data/Internet               Value-added
-------------------------- --------------------------- -------------------------
o  international long      o  Internet services        o  conference calling
   distance
                           o  voice-over Internet      o  unified messaging
o  national long distance     Protocol
                                                       o  voice-mail
o  wireless                o  Integrated Services
                              Digital Network (ISDN)   o  video conferencing
o  private line
                           o  Digital Subscriber
o  pre-paid/post-paid         Line (DSL)
   calling card
                           o  X.25 (packet data)
o  toll-free dialing          services

                           o  frame-relay

                           o  Asynchronous Transfer
                              Mode (ATM)

                           o  remote access data
                              services


                              SELLING SHAREHOLDERS

      The following table shows the Selling Shareholders, the amount of Class A common shares they may sell in the offering, and the amounts of Class A common shares they will hold before and after the offering. (All references in the table to "Shares" are to Class A common shares.)

------------------------------------------------------------------------------------------
Selling        Number of shares    Number of shares   Number of shares  Percentage of
Shareholder    to be sold in the   held before the    held after the    shares held
               offering            offering           offering          after the offering
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

                                 USE OF PROCEEDS

      We will not receive any proceeds from sales of shares under this prospectus.

                          DESCRIPTION OF CAPITAL STOCK

Introduction

      The following description of our stock is qualified in its entirety by reference to the Memorandum of Association and Bye-Laws. You can get copies of these from the SEC. (See "Where You Can Find More Information.")

      In September 1997, in connection with our initial public offering, we effected a 2.19-for-one stock split and increased our authorized common shares and preferred stock. We are now authorized to issue 438,000,000 common shares (which we may issue as shares of Class A common shares or Class B common shares) and 65,700,000 shares of preferred stock. We have in the past used, and intend in the future to use, shares of capital stock to pay for acquisitions.

Rights of Holders of Class A Common Shares

      As at August 31, 2000, we had 34,381,743 Class A common shares issued and outstanding. Holders of Class A common shares:

      o have one vote per share, voting as a single class together with the holders of any preferred stock with voting rights and holders of Class B common shares on matters requiring shareholder approval (except when The Companies Act 1981 of Bermuda requires class voting);

      o are entitled to receive dividends as and when declared by the board of directors (equally with the holders of Class B common shares) out of funds legally available for dividends after we pay any dividends declared but unpaid on outstanding shares of preferred stock;

      o     have no preemptive rights;

      o     have no cumulative voting rights;

      o have no rights to convert Class A common shares into any other securities; and

      o on our liquidation, dissolution or winding up, are entitled to receive (equally and proportionally with the holders of Class B common shares) our net assets remaining after we pay all debts and other liabilities and distribute in full preferential amounts to holders of preferred stock.

      Our ability to pay dividends to our shareholders or to make other distributions is limited by:

      o our debt facilities and the trust indentures governing our outstanding debt securities; and

      o Bermuda law (which generally limits dividends to the amount of our "surplus").

Other Information on Class A Common Shares

      Our Class A common shares are listed on The Nasdaq Stock Market under the trading symbol "RSLC."

      American Stock Transfer & Trust Company is our transfer agent and registrar for the Class A common shares.

Class B Common Shares

      As at August 31, 2000, we had 24,267,283 Class B common shares issued and outstanding. The holders of the Class B common shares:

      o     have 10 votes per share; and

      o can convert their Class B common shares on a share-for-share basis into Class A common shares at any time.

      Holders may transfer Class B common shares only to:

      o     other original holders of Class B common shares;

      o members of the original holder's family by gift, devise or otherwise through laws of inheritance, descent or distribution;

      o     a trust established by the holder for the holder's family members;

      o corporations the majority of beneficial owners of which are or will be owned by holders of Class B common shares; and

      o where the holder is a corporation or partnership, to its shareholders or partners.

      In other respects, the rights of holders of Class B common shares are the same as those of holders of Class A common shares.

Preferred Shares

      As at August 31, 2000, we had 2,300,000 preferred shares issued and outstanding. We issued these shares as 7 1/2% Series A convertible preferred shares in a private placement in February and March 2000. Each of these shares:

      o generally has no voting rights (unless we have not declared or paid dividends for six quarterly periods);

      o     accrues dividends at the rate of 7 1/2% per year, payable quarterly;

      o is convertible, at the holder's option, at an initial conversion price that would convert each of these shares into 2.2584 Class A common shares;

      o is redeemable by us for a predetermined redemption price plus accrued dividends, from February 2005;

      o if still outstanding on February 1, 2012, must be redeemed by us at a redemption price of $50 plus accrued and unpaid dividends; and

      o     has a liquidation preference of $50.

      In connection with our offering of these preferred shares, we amended our Bye-Laws to give our board of directors the authority, without further shareholder action, to issue from time to time preferred shares in series and to fix the designations, preferences, rights, qualifications, limitations and restrictions for a series (including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares in a series).

      Issuing preferred shares could have the following adverse effects on holders of our common shares:

      o if the preferred shares have voting rights: decreasing the voting power of holders of common stock;

      o if the preferred shares have conversion rights: potentially increasing the number of shares of common shares outstanding to the authorized amount;

      o decreasing the amount of earnings and assets available for distribution to holders of common shares; and

      o     delaying, deterring or preventing a change in control.

Anti-Takeover Protections

      A shareholder's (or group of shareholders') ability to acquire sufficient influence over the election of directors and other matters to change our control or management could be substantially impeded by the voting provisions of preferred stock and Class B common shares issued and outstanding (or issued in future). These provisions may have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider to be in that shareholder's best interest (including attempts that might result in a premium over the market price for Class A common shares).

Certain Provisions of Bermuda Law

      The Bermuda Monetary Authority has designated us a non-resident under the Exchange Control Act of 1972 and permitted us to issue Class A common shares. Our non-resident designation means that we can undertake transactions in currencies other than the Bermuda dollar. The Bermuda Monetary Authority does not guarantee our performance or creditworthiness and is not liable for the correctness of any opinions in this prospectus.

      No specific consent is needed to:

      o issue Class A common shares after an offering to, or by, persons regarded as resident outside Bermuda for exchange control purposes; or

      o     transfer Class A common shares between such persons.

      Issues and transfers of shares involving any person regarded as resident in Bermuda for exchange control purposes require specific prior approval under the Control Act.

      If you are resident outside Bermuda for exchange control purposes, you are not restricted in exercising rights to hold or vote your Class A common shares. Because we have been designated as a non-resident for Bermuda exchange control purposes, we are not restricted in transferring funds in and out of Bermuda or paying dividends to holders who are United States residents (other than in local Bermuda currency).

      In accordance with Bermuda law, we only issue share certificates in the names of corporations, partnerships or individuals. If you are acting in a special capacity (for example, as a trustee), you may ask that your certificate record this capacity. However:

      o we are not bound to investigate, or incur any responsibility in respect of, the proper administration of any trust; and

      o we will take no notice of any trust applying to any of our shares whether or not we have notice of that trust.

      As an "exempted company," we are exempt from Bermuda laws restricting the percentage of share capital that non-Bermudians may hold. However, we may not participate in certain business transactions, including:

      o acquiring or holding land in Bermuda (except land needed for our business and held under a lease or tenancy for terms of not more than 21 years);

      o taking mortgages on land in Bermuda to secure more than $50,000 (unless the Minister of Finance of Bermuda consents);

      o acquiring securities created or issued by, or any interest in, any local company or business (other than certain types of Bermuda government securities or another "exempted" company, partnership or other corporation resident in Bermuda but incorporated abroad); or

      o carrying on business of any kind in Bermuda, except in furtherance of the business we carry on outside Bermuda (or with the permission of, or under a license granted by, the Minister of Finance of Bermuda).

Outstanding Warrants

Lauder Warrants: As consideration for, among other things, his previous guarantee of a revolving credit facility, Ronald S. Lauder received warrants to buy 459,900 Class B common shares. The exercise price, exercise period and other terms of these warrants are substantially the same as the terms of the warrants issued in the debt offering described below (except for the class of stock to be issued upon their exercise). The warrants issued to Mr. Lauder were exercisable beginning on October 3, 1997.

      In July 2000 we signed an agreement with Mr. Lauder under which Mr. Lauder has provided us with an unsecured loan facility for $100 million available until June 30, 2001. As well as paying interest on amounts drawn under the facility, we will issue to Mr. Lauder warrants to buy 75,000 Class A common shares at $11.50 per share for each $5 million we drawdown under the facility. As of the date of this prospectus, we have issued 375,000 warrants to Mr. Lauder in connection with this facility.

Warrants issued in 1996 Offering: In October 1996, we issued 300,000 warrants to buy Class A common shares under a warrant agreement, dated as of October 6, 1996, between us and The Chase Manhattan Bank (as warrant agent). As of August 31, 200, there were 180,130 of these warrants outstanding.

      Each warrant is evidenced by a certificate and currently entitles the holder to buy 3.97485 Class A common shares from us at an exercise price of $0.00457 per share (subject to adjustment as provided in the warrant agreement). Holders may exercise the warrants any time before the close of business on October 3, 2007. Warrants not exercised by then expire.

      The warrant agreement has provisions (to which there are certain exceptions) adjusting the exercise price and the number of Class A common shares or other securities issuable upon exercise of a warrant if we:

      o     divide, consolidate or reclassify the Class A common shares;

      o issue rights, options, warrants or convertible or exchangeable securities to all holders of Class A common shares entitling them to subscribe for or buy Class A common shares at a price per share lower than the then current value per Class A common share (subject to certain exceptions);

      o issue Class A common shares at a price per share lower than their then current value (except for issues in connection with an acquisition, merger or similar transaction with a third party);

      o make certain distributions to all holders of Class A common shares of evidences of indebtedness or assets; or

in the discretion of our board of directors, in certain other circumstances.

      The Class A common shares issuable upon exercise of the warrants were registered under a registration statement on Form S-1.

Other Rights to Acquire Class A Common Shares

Roll-Up Rights: We have granted to a number of minority interestholders:

      o the right to exchange their minority interests in certain of our subsidiaries for Class A common shares; and

      o piggyback registration rights for Class A common shares they acquire by exercising these Roll-Up Rights.

      As at June 30, 2000, roll-up rights were held by minority interestholders of the following subsidiaries: RSL COM Italia (and certain of its subsidiaries), Alo Comunicaciones (formerly known as RSL COM Spain), RSL COM Schweiz, PCM, VIP Pietopalvelut Oy (a subsidiary of RSL COM Finland) and Telecom Direct Limited (a subsidiary of RSL COM USA).

      The number of shares of Class A common stock issuable upon exercise of the Roll-Up Rights will be based upon valuations of the minority interests and the Class A common stock at the time of exercise. We estimate that, as of August 31, 2000, approximately 3.7 million Class A common shares are issuable upon exercise of all outstanding Roll-Up Rights, of which 2.7 million Class A common shares are issuable upon exercise of currently exercisable Roll-Up Rights.

Incentive units: We have also granted to certain employees of our subsidiaries:

      o     incentive units (some of which are currently exercisable); and

      o the right to exchange these incentive units for shares of Class A common stock (or, in certain circumstances, at our option, cash).

      All shares of Class A common stock issuable upon exchange of incentive units will be issued under the 1997 stock incentive plan. We estimate that approximately 760,000 shares of Class A common stock are issuable upon exchange of currently exercisable incentive units.

Conversion rights: Holders of Series A preferred shares may convert those shares into Class A common shares, as noted in "Preferred Stock" above.

                              PLAN OF DISTRIBUTION

Methods of Sale

      The Selling Shareholders (or their pledgees, donees, transferees or other successors in interest) may dispose of their shares covered by this prospectus from time to time in one or more transactions through any one or more of:

      o a block trade, in which a broker or dealer tries to sell the shares as agent but may position and resell a part of the block as principal to facilitate the transaction;

      o purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      o an exchange distribution in accordance with the rules of an exchange or transactions in the over-the-counter market;

      o     purchases by the buyers directly; and

      o the pledge of the shares as security for any loan or obligation (including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the shares or interests in the shares).

      In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate.

      The Selling Shareholders may dispose of their shares covered by this prospectus by means other than under this prospectus (e.g. under Rule 144, under private transactions, or by devise or gift). We cannot assure you that the Selling Shareholders will sell their shares covered by this prospectus, or that they will sell these shares in a manner described in this prospectus.

Price

      The securities may be distributed from time to time in one or more transactions at:

      o     a fixed price or prices (which may be changed from time to time);

      o     market prices prevailing at the time of sale;

      o     prices related to the prevailing market prices; or

      o     negotiated prices.

"Underwriters"

      The Selling Shareholders, and any broker or dealer participating in the distribution, may be "underwriters" under the Securities Act of 1933. Therefore, any discounts or commissions they receive, and any profit they realize, may be underwriting discounts and commissions under that Act. If the Selling Shareholders are "underwriters", they may be subject to statutory liabilities under the Act (including sections 11, 12 and 17) and Rule 10b-5 under the Securities Exchange Act of 1934.

      To the best of our knowledge, the Selling Shareholders do not have any current plans, arrangements or understandings with any broker, dealer or underwriter to sell shares covered by this prospectus.

Marketability

      We do not expect the Class A common shares to be listed on a securities exchange other than The Nasdaq Stock Market. Any dealers will not be obligated to make a market in the shares. We cannot predict the activity or liquidity of any trading in the shares offered under this prospectus.

                                  LEGAL MATTERS

      Certain matters relating to the shares are being passed upon for us by Conyers, Dill & Pearman, Hamilton, Bermuda.

                                     EXPERTS

      The Consolidated Financial Statements and the related financial statement schedules incorporated in this prospectus by reference from our Annual Report for the year ended December 31, 1999, as amended, filed on Form 10-K/A, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

                SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

      We are a Bermuda corporation. Some of our directors and officers, and some of the experts referred to in this prospectus, are not United States residents. All, or a substantial portion, of these persons' assets may be outside the United States. Therefore, you may not be able to effect service of process within the United States upon these persons or to enforce United States judgments against them. Our legal counsel in Bermuda (Conyers, Dill & Pearman) has advised us that:

      o there is doubt whether the Bermuda courts would enforce liabilities under US federal securities laws in original actions or in actions to enforce US judgments;

      o however, Bermuda courts will enforce foreign judgments for liquidated amounts in civil matters (subject to certain conditions and exceptions).

                       WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's Public Reference Room at:

            Room 1024
            450 Fifth Street, N.W.
            Judiciary Plaza
            Washington, D.C. 20549.

      You may also call the SEC's Public Reference Room on 1-800-SEC-0330.

      You may also get information about us from the SEC's regional offices at:

            500 West Madison Street      7 World Trade Center
            Suite 1400                   13th Floor
            Chicago, Illinois 60661      New York, New York 10048

      You may obtain copies of materials at prescribed rates.

      Our SEC filings are also available on the SEC's home page on the Internet (http://www.sec.gov), and at the offices of The Nasdaq Stock Market at:

            Nasdaq Stock Market
            1735 K Street, N.W.
            Washington, D.C. 20006.

      We have filed with the SEC a registration statement on Form S-3. This prospectus, which is a part of the registration statement, omits certain information in the registration statement.

      Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete. For each contract, agreement or other document filed as an exhibit to the registration statement, we refer you to that exhibit for a more complete description, and each statement about that document is qualified in its entirety to that reference.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

      The SEC allows us to "incorporate by reference" the information we file with it. This means that we can disclose important information to you by referring you to filed documents. We incorporate by reference in this prospectus the following documents:

      o our Annual Report for the year ended December 31, 1999, as amended, filed on Form 10-K/A, filed on April 4, 2000;

      o our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000;

      o our current reports on Form 8-K dated January 25, 2000, February 10, 2000, March 2, 2000, March 16, 2000, May 2, 2000, May 24, 2000, July
            17, 2000, July 20, 2000 and August 3, 2000.

      We also incorporate by reference in this prospectus the description of the Class A common shares in the registration statement filed on Form 8-A dated September 26, 1997.

      We incorporate by reference all documents filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before this offering ends. Information in these documents will automatically update and supersede information in this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in the prospectus.

      We will send you copies of documents incorporated by reference free of charge (except for exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents) if you write to us or phone us at:

            RSL COM
            Clarendon House
            Church Street
            Hamilton HM CX
            Phone 441 295-2832.

                                 INDEMNIFICATION

      Under Bermuda law and our Memorandum of Association and Bye-laws, we will indemnify and hold harmless out of our assets each of our directors, secretary and other officers and our liquidator or trustees (if any) acting in relation to any of our affairs (and their heirs, executors and administrators) from and against all actions, costs, charges, losses, damages and expenses which they incur or sustain by, or by reason of, any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts.

      Also, none of them will be answerable for:

      o     the acts, receipts, neglects or defaults of the others of them;

      o     joining in any receipts for the sake of conformity;

      o any bankers or other persons with whom any of our moneys or effects are lodged or deposited for safe custody;

      o insufficiency or deficiency of any security upon which any of our moneys is placed out on or invested; or

      o any other loss, misfortune or damage which may happen in the execution of, or in relation to, their respective offices or trusts.

      This indemnity does not apply to any covered person who is fraudulent or dishonest.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      We estimate that the expenses for the offering described in this registration statement will be:

SEC registration fee.................................................. $
Legal fees and expenses...............................................
Accounting fees and expenses..........................................
Printing and engraving expenses.......................................
Miscellaneous expenses................................................
Total................................................................. $

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Bermuda law and our Memorandum of Association and Bye-laws, we will indemnify and hold harmless out of our assets each of our directors, secretary and other officers and our liquidator or trustees (if any) acting in relation to any of our affairs (and their heirs, executors and administrators) from and against all actions, costs, charges, losses, damages and expenses which they incur or sustain by, or by reason of, any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts.

      Also, none of them will be answerable for:

      o     the acts, receipts, neglects or defaults of the others of them;

      o     joining in any receipts for the sake of conformity;

      o any bankers or other persons with whom any of our moneys or effects are lodged or deposited for safe custody;

      o insufficiency or deficiency of any security upon which any of our moneys is placed out on or invested; or

      o any other loss, misfortune or damage which may happen in the execution of, or in relation to, their respective offices or trusts.

      This indemnity does not apply to any covered person who is fraudulent or dishonest.

ITEM 16. EXHIBITS.

(A) EXHIBITS

 EXHIBIT
 NUMBER                          DESCRIPTION
----------- --------------------------------------------------------------------
  4.1*      Form of Class A common share certificate.

  4.2** Certificate of Incorporation of RSL Communications, Ltd., issued by the Bermuda Registrar of Companies on March 14, 1996.

  4.3** Memorandum of Association of RSL Communications, Ltd., filed with the Bermuda Registrar of Companies on March 14, 1996.

  4.4***    Bye-Laws of RSL Communications, Ltd., as amended to date.

  5.1+ Opinion of Conyers, Dill & Pearman regarding the legality of the securities.

  23.1      Consent of Deloitte & Touche LLP.

  23.2+     Consent of Conyers, Dill & Pearman (included in the opinion filed as
            Exhibit 5.1 to this registration statement).

  24.1 Power of Attorney from officers and directors (included in the signature pages to this registration statement).

  27.1++    Financial Data Schedule.

------------------------

* Incorporated by reference to the registration statement on Form S-1 (Registration No. 333-34281).

** Incorporated by reference to the registration statement on Form S-4 (Registration No. 333-25749).

*** Incorporated by reference to the Annual Report for the year ended December 31, 1999, as amended, filed on Form 10-K.

+     To be filed by an amendment to the registration statement.

++ Incorporated by reference to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.

ITEM 17. UNDERTAKINGS.

      We have been informed that the SEC considers that the indemnification described under Item 15 is against public policy as expressed in the Securities Act of 1933 (and therefore unenforceable) insofar as it indemnifies our directors, officers and controlling persons for liabilities arising under the Securities Act of 1933. If any director, office or controlling person claims indemnification against these liabilities (other than our paying expenses incurred or paid by him or her in the successful defense of any action, suit or proceeding) in connection with the securities being registered, we will (unless in the opinion of our counsel the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction the question whether this indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

      We hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment of it) which, individually or in the aggregate, represent a fundamental change in the information contained in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports that we file with, or furnish to, the SEC pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

      We hereby undertake that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus we file pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in it, and the offering of such securities at that time shall be deemed to be the initial bona fide offering of those securities.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of September, 2000.

                                    RSL COMMUNICATIONS, LTD.


                                    By: /s/ Paul B. Domorski
                                        -------------------------------------
                                        Paul B. Domorski
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below appoints each of Paul B. Domorski and Steven F. Schiffman his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to:

      o sign any or all amendments (including post-effective amendments) to this registration statement (and any related registration statement filed under Rule 462(b) under the Securities Act of 1933); and

      o file such documents (with all exhibits) and other related documents with the SEC and any other instruments which either attorney-in-fact and agent considers necessary or advisable to enable RSL Communications, Ltd. to comply with the Securities Act of 1933, the SEC's rules, regulations and requirements, and the securities or Blue Sky laws of any State or other governmental subdivision, and grants each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as such person, hereby ratifying and confirming all that either attorney-in-fact and agent (or his substitute or substitutes) may lawfully do or cause to be done by virtue of this power of attorney.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                           Title                         Date
------------------------   -------------------------------------  -------------------
/s/ Ronald S. Lauder       Director and Chairman of the Board     September 21, 2000
------------------------      of Directors
   (Ronald S. Lauder)

/s/ Paul B. Domorski       President and Chief Executive Officer  September 21, 2000
----------------------       (Principal Executive Officer)
  (Paul B. Domorski)

/s/ Steven F. Schiffman    Chief Financial Officer (Principal     September 21, 2000
------------------------     Financial Officer)
 (Steven F. Schiffman)

/s/ Joel S. Beckoff        Global Controller (Controller and      September 21, 2000
----------------------       Principal Accounting Officer)
  (Joel S. Beckoff)

/s/ Jacob Z. Schuster      Director                               September 21, 2000
----------------------
  (Jacob Z. Schuster)
                           Director
----------------------
 (Gustavo A. Cisneros)

/s/ Fred H. Langhammer     Director                               September 21, 2000
------------------------
  (Fred H. Langhammer)

/s/ Leonard A. Lauder      Director                               September 21, 2000
----------------------
  (Leonard A. Lauder)

/s/ Eugene Sekulow         Director                               September 21, 2000
----------------------
    (Eugene Sekulow)

/s/ Nicolas G. Trollope    Director                               September 21, 2000
------------------------
 (Nicolas G. Trollope)

                                  EXHIBIT INDEX

EXHIBIT NUMBER DESCRIPTION

 EXHIBIT
 NUMBER                                DESCRIPTION
----------- --------------------------------------------------------------------
  4.1*      Form of Class A common share certificate.

  4.2** Certificate of Incorporation of RSL Communications, Ltd., issued by the Bermuda Registrar of Companies on March 14, 1996.

  4.3** Memorandum of Association of RSL Communications, Ltd., filed with the Bermuda Registrar of Companies on March 14, 1996.

  4.4***    Bye-Laws of RSL Communications, Ltd., as amended to date.

  5.1+ Opinion of Conyers, Dill & Pearman regarding the legality of the securities.

  23.1      Consent of Deloitte & Touche LLP.

  23.2+     Consent of Conyers, Dill & Pearman (included in the opinion filed as
            Exhibit 5.1 to this registration statement).

  24.1 Power of Attorney from officers and directors (included in the signature pages to this registration statement).

  27.1++    Financial Data Schedule.

------------------------

* Incorporated by reference to the registration statement on Form S-1 (Registration No. 333-34281).

** Incorporated by reference to the registration statement on Form S-4 (Registration No. 333-25749).

*** Incorporated by reference to the Annual Report for the year ended December 31, 1999, as amended, filed on Form 10-K.

+     To be filed by an amendment to the registration statement.

++ Incorporated by reference to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000.